KAMAN CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 - EARNINGS PER SHARE COMPUTATION
                   (In thousands except per share amounts)

                                   For the Three Months  For the Nine Months
                                    Ended September 30,  Ended September 30,
                                   --------------------  ------------------
                                       2000      1999       2000      1999
                                       ----      ----       ----      ----
Basic:
  Net earnings                       $  9,535  $  8,197  $ 27,362   $ 23,501
                                     ========  ========  ========   ========
  Weighted average number of
    shares outstanding                 23,217    23,455    23,169     23,549
                                     ========  ========  ========   ========

Net earnings per share - basic       $    .41  $    .35  $   1.18   $   1.00
                                     ========  ========  ========   ========


Diluted:
  Net earnings                       $  9,535  $  8,197  $ 27,362   $ 23,501
  Elimination of interest expense
    on 6% subordinated convertible
    debentures(net after taxes)           255       261       777        785
                                     --------  --------  --------   --------
  Net earnings (as adjusted)         $  9,790  $  8,458  $ 28,139   $ 24,286
                                     ========  ========  ========   ========


  Weighted average number of
    shares outstanding                 23,217    23,455    23,169     23,549

  Weighted average shares issuable on
    conversion of 6% subordinated
    convertible debentures              1,136     1,207     1,156      1,226

  Weighted average shares issuable on
    exercise of diluted stock options     108       133        57        135
                                     --------  --------  --------   --------
    Total                              24,461    24,795    24,382     24,910
                                     ========  ========  ========   ========


Net earnings per share - diluted     $    .40  $    .34  $   1.15   $    .97
                                     ========  ========  ========   ========


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